                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Forms S-8 (File Nos. 333-14471, 333-14479, 333-61673, 333-61687,
333-68771 and 333-89905) of HCC Insurance Holdings, Inc. of our reports dated March 30, 2000, relating to the financial statements and financial statement schedules, which appear in HCC Insurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP


Houston, Texas
March 30, 2000